As filed with the Securities and Exchange Commission on January 18, 2007

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Artificial Life, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3253298
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26/F, 88 Hing Fat Street

Causeway Bay

Hong Kong

(Address of principal executive offices)

_______________________

Artificial Life, Inc.

Amended and Restated

1998 Equity Incentive Plan

(Full title of the plan)

_______________________

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,628,794 shares	$ 0.60(2)	$3,377,276	$ 362
Common Stock, par value $0.01 per share	30,671,206 shares	$ 2.39(3)	$73,304,183	$ 7,844
(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the above-referenced plan.

(2)

Such shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price per share at which such options are exercisable.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) under the Securities Act based on the average of the bid and asked price of the Registrant’s shares as reported on the Over-the-Counter Bulletin Board on January 12, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Artificial Life, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2005 as filed with the Commission on March 31, 2006;

2.

The Registrant’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 as filed with the Commission on May 15, 2006, August 14, 2006 and November 14, 2006, respectively.

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 17, 2006, October 12, 2006 and November 16, 2006.

4.

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-25075) filed with the Commission on November 18, 1998, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the Registrant shall indemnify to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), each person who is involved in any litigation or other proceeding because such person is or was director or officer of the Registrant or is or was serving as an officer or director of another entity at the request of the Registrant, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Certificate of Incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to the Registrant of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If the Registrant does not pay a proper claim for indemnification in full within 60 days after a written claim for such indemnification is received by the Registrant, the Certificate of Incorporation and the Registrant's Bylaws authorize the claimant to bring an action against the Registrant and prescribe what constitutes a defense to such action.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by an director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, Article Tenth of the Certificate of Incorporation eliminates the liability of a director to the Registrant or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

The Registrant intends to obtain insurance policies insuring the directors and officers of the Registrant against certain liabilities that they may incur in their capacity as directors and officers. Under such policies, the insurers, on behalf of the Registrant, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

Item 7.	Exemptions from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibits
5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP

23.1	Consent of GHP Horwath, P.C.

23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP

24.1	Power of Attorney

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include, any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China on January 18, 2007.

ARTIFICIAL LIFE

By:	/s/	Eberhard Schoneburg
Eberhard Schoneburg,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eberhard Schoneburg his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on January 18, 2007 in the capacities indicated.

Signature	Title

/s/ Eberhard Schoneburg	Director, President, Chief Executive Officer and Treasurer (principal executive officer, principal financial officer and principal accounting officer)
Eberhard Schoneburg

Director
Claudia Alsdorf

/s/ Dr. Gert Hensel	Director
Dr. Gert Hensel

/s/ Michael Rowan	Director
Michael Rowan

INDEX TO EXHIBITS

No.	Description	Method of Filing
5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP	Filed herewith electronically
23.1	Consent of GHP Horwath, P.C.	Filed herewith electronically
23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP	Included in opinion filed as Exhibit 5.1
24.1	Power of Attorney	Included on signature page